Exhibit 99.1
FOR IMMEDIATE RELEASE
PRIMUS GUARANTY, LTD. REPORTS
THIRD QUARTER 2010 FINANCIAL RESULTS
Hamilton, Bermuda — November 11, 2010 — Primus Guaranty, Ltd. (“Primus Guaranty” or “the Company”) (NYSE:PRS) today announced its financial results for the third quarter ended September 30, 2010.
•	GAAP net income available to common shares for the third quarter 2010 was $229.0 million, or $5.72 per diluted share, compared with GAAP net income available to common shares of $461.5 million, or $11.14 per diluted share, for the third quarter 2009. GAAP net income available to common shares for the third quarter 2010 was primarily attributable to a net unrealized mark-to-market gain of $231.1 million on Primus Financial Products, LLC (“Primus Financial”)’s consolidated credit swap portfolio.
•	Economic Results for the third quarter 2010 were $(2.0) million, or $(0.05) per diluted share, and mainly comprise $14.2 million of premium income, $3.4 million of asset management fees, a $17.5 million termination payment by Primus Financial to Lehman Brothers Special Financing Inc. and $3.9 million of interest income. Economic Results for the third quarter 2009 were $(9.6) million, or $(0.23) per diluted share, and mainly comprise $21.9 million of premium income, $1.3 million of asset management fees, $21.5 million of net realized losses from credit mitigation activities within Primus Financial’s portfolio of credit swaps and $1.2 million of interest income.
•	Economic Results book value per common share was $7.61 at September 30, 2010, compared with $8.48 at December 31, 2009. The decline in Economic Results book value per share was primarily attributable to portfolio repositioning transaction and termination payments by Primus Financial in 2010.
•	At September 30, 2010, Primus Asset Management (“PAM”) managed $3.3 billion of third party assets. CypressTree Investment Management, LLC, a subsidiary of PAM (“CypressTree”), managed or sub-advised $2.8 billion of collateralized loan obligations (CLOs) at September 30, 2010. As announced on September 22, 2010, the Company has entered into a binding letter of intent to sell CypressTree to Commercial Industrial Finance Corp.
•	At September 30, 2010, the notional principal of Primus Financial’s consolidated credit swap portfolio totaled $11.8 billion.
Buyback Authorization
•	The Company’s Board of Directors has authorized an additional expenditure of up to $10 million of available cash for the purchase of the Company’s common shares and/or 7% Senior Notes. Purchases will be made at management’s discretion. Approximately $18.9 million is currently available under the buyback program, including the additional $10 million authorization.

Consolidation of CLOs under Management
•	Effective January 1, 2010, the Company adopted ASC Topic 810, Consolidation, which required it to consolidate the assets, liabilities, revenues and expenses of the CLOs under its management. Although these CLOs are consolidated, the assets of the CLOs are not available to the Company for general operations or in satisfaction of the Company’s debt obligations. The Company does not have any rights to or ownership of these assets. Similarly, the Company does not have any obligation to settle the liabilities of the CLOs. The Company has no contractual obligation to fund or provide other financial support to any CLO. As a result of the adoption of ASC Topic 810, Consolidation, the Company established an “appropriated retained earnings from CLO consolidation” account in the equity section of the condensed consolidated statement of financial condition as required under the standard.
Earnings
A copy of this press release and the financial supplement, including additional credit swap portfolio and historical data, will be available in the Investor Relations section of the Company’s Web site at www.primusguaranty.com. Also available on the Web site is a letter dated November 1, 2010 to the shareholders from Thomas Jasper.
Economic Results
In managing its business and assessing its profitability from a strategic and financial planning perspective, the Company believes it is appropriate to consider both its U.S. GAAP net income (loss) available to common shares as well as certain non-GAAP financial measures called “Economic Results”. We define Economic Results as GAAP net income (loss) available to common shares (which reflects the deduction of net income (loss) attributable to non-parent interests) adjusted as follows:
•	Unrealized gains (losses) on credit swaps sold by Primus Financial are excluded from GAAP net income (loss) available to common shares;
•	Realized gains from early termination of credit swaps sold by Primus Financial are excluded from GAAP net income (loss) available to common shares;
•	Realized gains from early termination of credit swaps sold by Primus Financial are amortized over the period that would have been the remaining life of the credit swap. The amortized gain is included in Economic Results;
•	A provision for CDS on ABS credit events is included in Economic Results; and
•	A reduction in provision for CDS on ABS credit events upon termination of credit swaps is included in Economic Results.
Economic Results includes realized and unrealized gains and losses on credit swap transactions undertaken by the Primus Absolute Return Credit Fund. The Company believes that quarterly fluctuations in the fair market value of Primus Financial’s credit swap portfolio have little or no effect on the Company’s business operations and that Economic Results provides a useful, alternative view of the Company’s economic performance.

About Primus Guaranty
Primus Guaranty, Ltd. is a manager of corporate credit assets and provider of credit protection. Primus manages assets in structured credit funds and operating companies, across a range of asset classes — including investment grade, high yield and leveraged loans — using both cash and synthetic instruments.
Forward-Looking Statements
Some of the statements included in this press release and other statements Primus Guaranty may make, particularly those anticipating future financial performance, business prospects, growth and operating strategies, market performance, valuations and similar matters, are forward-looking statements that involve a number of assumptions, risks and uncertainties, which change over time. Any such statements speak only as of the date they are made, and Primus Guaranty assumes no duty to, and does not undertake to, update any forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements, and future results could differ materially from historical performance. For a discussion of the factors that could affect the Company’s actual results please refer to the risk factors identified from time to time in the Company’s SEC reports, including, but not limited to, Primus Guaranty’s Annual Report on Form 10-K, as filed with the U.S. Securities and Exchange Commission.

Primus Guaranty, Ltd.
Condensed Consolidated Statements of Financial Condition (Unaudited)
(in thousands except share amounts)

	September 30,	December 31,
	2010	2009

Assets
Cash and cash equivalents	$132,674	$299,514
Investments (includes $365,770 and $274,275 at fair value)	365,940	274,444
Restricted cash and investments	131,469	127,116
CLO cash and cash equivalents	133,970	—
CLO loans and securities, at fair value	2,479,970	—
CLO other assets	20,287	—
Accrued interest and premiums	7,181	6,163
Unrealized gain on credit swaps, at fair value	233	2,207
Goodwill and other intangible assets, net	7,560	8,017
Other assets	14,573	15,286

Total assets	$3,293,857	$732,747

Liabilities and Equity (deficit)
Liabilities
Accounts payable and accrued expenses	$5,123	$7,855
Unrealized loss on credit swaps, at fair value	526,567	691,905
Payable for credit events	4,038	28,596
CLO notes, at fair value	2,348,223	—
CLO other liabilities	67,056	—
Long-term debt	223,433	244,051
Other liabilities	34,841	9,787

Total liabilities	3,209,281	982,194

Equity (deficit)
Common shares, $0.08 par value, 62,500,000 shares authorized, 37,563,002 and 38,267,546 shares issued and outstanding at September 30, 2010 and December 31, 2009	3,005	3,061
Additional paid-in capital	277,423	280,685
Accumulated other comprehensive income	6,684	2,148
Retained earnings (deficit)	(500,401)	(628,443)
Appropriated retained earnings from CLO consolidation	204,763	—

Total shareholders’ equity (deficit) of Primus Guaranty, Ltd	(8,526)	(342,549)
Preferred securities of subsidiary	93,102	93,102

Total equity (deficit)	84,576	(249,447)

Total liabilities and equity (deficit)	$3,293,857	$732,747

Primus Guaranty, Ltd.
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Revenues
Net credit swap revenue	$227,547	$471,835	$125,369	$1,154,599
Net CLO loss	(30,000)	—	(77,249)	—
CLO interest income	22,859	—	65,791	—
Asset management and advisory fees	115	1,270	669	2,076
Interest income	3,675	1,218	9,916	4,716
Gain on retirement of long-term debt	752	643	8,185	39,591
Impairment loss on investments	—	—	—	(761)
Other income	2,453	548	2,299	3,022

Total revenues	227,401	475,514	134,980	1,203,243

Expenses
CLO interest expense	9,823	—	23,918	—
CLO other expenses	1,920	—	5,212	—
Compensation and employee benefits	5,080	6,418	16,271	15,699
Professional and legal fees	1,928	2,253	5,875	5,631
Interest expense	1,760	2,026	5,366	7,094
Other	1,412	2,543	9,538	6,648

Total expenses	21,923	13,240	66,180	35,072

Income before provision for income taxes	205,478	462,274	68,800	1,168,171
Provision for income taxes	74	5	77	152

Net income	205,404	462,269	68,723	1,168,019
Distributions on preferred securities of subsidiary	732	726	2,444	2,740
Net loss attributable to non-parent interests in CLOs	(24,355)	—	(60,876)	—

Net income available to common shares	$229,027	$461,543	$127,155	$1,165,279

Income per common share:
Basic	$6.02	$11.54	$3.30	$28.82
Diluted	$5.72	$11.14	$3.12	$28.26
Average common shares outstanding:
Basic	38,049	39,999	38,546	40,430
Diluted	40,042	41,414	40,737	41,238

Primus Guaranty, Ltd.
Regulation G and Other Disclosure
Economic Results
September 30, 2010
(Unaudited)
In managing its business and assessing its profitability from a strategic and financial planning perspective, the Company believes it is appropriate to consider both its U.S. GAAP net income (loss) available to common shares as well as certain non-GAAP financial measures called “Economic Results”. We define Economic Results as GAAP net income (loss) available to common shares (which reflects the deduction of net income (loss) attributable to non-parent interests) adjusted as follows:
•	Unrealized gains (losses) on credit swaps sold by Primus Financial are excluded from GAAP net income (loss) available to common shares;
•	Realized gains from early termination of credit swaps sold by Primus Financial are excluded from GAAP net income (loss) available to common shares;

•	Realized gains from early termination of credit swaps sold by Primus Financial are amortized over the period that would have been the remaining life of the credit swap. The amortized gain is included in Economic Results;

•	A provision for CDS on ABS credit events is included in Economic Results; and

•	A reduction in provision for CDS on ABS credit events upon termination of credit swaps is included in Economic Results.
Economic Results includes realized and unrealized gains and losses on credit swap transactions undertaken by the Primus Absolute Return Credit Fund. The Company believes that quarterly fluctuations in the fair market value of Primus Financial’s credit swap portfolio have little or no effect on the Company’s business operations and that Economic Results provides a useful, alternative view of the Company’s economic performance.
Economic Results per GAAP Diluted Share
(in 000’s except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
GAAP Net income (loss) available to common shares	$229,027	$461,543	$127,155	$1,165,279
Adjustments:
Change in unrealized fair value of credit swaps sold (gain) loss by Primus Financial	(231,173)	(471,450)	(163,346)	(1,146,964)
Realized gains from early termination of credit swaps sold by Primus Financial	—	—	—	—
Amortization of realized gains from the early termination of credit swaps sold by Primus Financial	145	339	703	1,100
Provision for CDS on ABS credit events	—	—	(2,374)	(15,242)
Reduction in provision for CDS on ABS credit events upon termination of credit swaps	—	—	1,819	27,628

Economic Results	$(2,001)	$(9,568)	$(36,043)	$31,801

Economic Results earnings (loss) per GAAP diluted share	$(0.05)	$(0.23)	$(0.88)	$0.77
Economic Results weighted average common shares — GAAP diluted	40,042	41,414	40,737	41,238
Economic Results Book Value per Share

	September 30,	December 31,
	2010	2009

GAAP Shareholders’ equity (deficit) of Primus Guaranty, Ltd.	$(8,526)	$(342,549)
Adjustments:
Accumulated other comprehensive (income) loss	(6,684)	(2,148)
Unrealized fair value of credit swaps sold (gain) loss by Primus Financial	526,352	689,698
Realized gains from early termination of credit swaps sold by Primus Financial	(33,574)	(33,574)
Amortized realized gains from the early termination of credit swaps sold by	33,336	32,633
Provision for CDS on ABS credit events	(68,791)	(66,417)
Reduction in provision for CDS on ABS credit events upon termination of credit swaps	48,575	46,756
Appropriated retained (earnings) from CLO consolidation	(204,763)	—

Economic Results Shareholders’ Equity	$285,925	$324,399

Economic Results book value per share issued and outstanding	$7.61	$8.48
GAAP book value per share issued and outstanding	$(0.23)	$(8.95)
Common shares issued and outstanding	37,563	38,268

Primus Guaranty, Ltd.
GAAP Net Credit Swap Revenue
September 30, 2010
(Unaudited)

GAAP Net Credit Swap Revenue
(in 000’s)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Net credit swap revenue components
Credit swaps sold — single name (Primus Financial)
Net premium income	$10,794	$16,613	$34,986	$50,830
Realized gains	—	—	—	25
Realized losses	(13,706)	(20,914)	(40,002)	(30,764)
Change in unrealized gains/(losses)	78,437	214,080	79,981	530,763
Credit swaps sold — tranches (Primus Financial)
Net premium income	3,303	5,200	10,689	15,431
Realized gains	—	—	—	—
Realized losses	—	—	(35,000)	—
Change in unrealized gains/(losses)	147,643	261,924	72,350	596,448
Credit swaps undertaken to offset credit risk (Primus Financial)
Net premium income (expense)	(42)	(13)	(87)	11
Net realized gains (losses)	(1,017)	(586)	(3,955)	(586)
Change in unrealized gains/(losses)	1,533	(795)	4,470	(1,543)
Credit swaps sold — ABS (Primus Financial)
Net premium income	79	85	212	316
Realized gains	—	—	—	—
Realized losses	(2,778)	—	(4,597)	(27,628)
Change in unrealized gains/(losses)	3,560	(3,759)	6,545	21,296
Net credit swap revenue (PARC fund)	(259)	—	(223)	—

Net credit swap revenue	$227,547	$471,835	$125,369	$1,154,599